UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2018

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34470 (Commission File Number)	20-5001120 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 725 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☐ Indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act (17 CFR 240.13(a)-1)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On September 10, 2018, the Board of Directors the (“Board”) of Echo Global Logistics, Inc. (the “Company”) increased the size of the Board from six to seven directors through a written consent executed by the Board and, upon recommendation of the Nominating and Corporate Governance Committee, appointed Virginia L. Henkels to fill the newly-created vacancy on the Board. Ms. Henkels will serve as a member of each of the Audit Committee of the Board and the Compensation Committee of the Board. A copy of the press release announcing Ms. Henkels’ appointment is attached hereto as Exhibit 99.1.

From 2008 to 2017, Ms. Henkels, age 50, served as Executive Vice President, Chief Financial Officer, and Treasurer of Swift Transportation Company, a then-publicly traded transportation services company, where she led numerous capital market transactions including its 2010 initial public offering. She also held various finance and accounting leadership positions with increasing responsibilities since 2004 at Swift Transportation and from 1990 to 2002 at Honeywell International, Inc. (NYSE: HON), a worldwide diversified technology and manufacturing leader, including an expatriate international assignment. Ms. Henkels, has served as a director and member of the Audit and Compensation Committees of LCI Industries (NYSE: LCII), a supplier of components for original equipment manufacturers of recreational vehicles and adjacent industries, since 2017. Ms. Henkels has also served as a director of Viad Corp (NYSE: VVI) since 2017. Ms. Henkels holds a Masters of Business Administration from Arizona State University and a Bachelor of Business Administration degree from University of Arizona. Ms. Henkels is currently a member of the National Association of Corporate Directors and the Women’s Corporate Director organizations. She is a former CPA with extensive experience in finance, accounting, capital markets, and investor relations as well as experience in strategy development, risk management, mergers and acquisitions, audit, corporate culture, and corporate governance.

Ms. Henkels will receive the same compensation and benefits made available to other non-employee directors of the Company as described in the Company’s 2018 proxy statement and future proxy statements, such compensation to be pro rated based on the effective date of the commencement of her service as a director of the Company. Ms. Henkels will also receive indemnification to the fullest extent permitted under Delaware General Corporation Law and the Company’s By-laws, under which the Company indemnifies, defends and holds harmless its directors from and against losses and expenses as a result of Board service.

There are no arrangements or understandings between Ms. Henkels and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Ms. Henkels and any directors, executive officer, or any person nominated or chosen by the Company to become a director. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Henkels and the Company.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description
99.1	Press Release dated September 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.
Dated: September 10, 2018	By	/s/ Kyle Sauers
	Name:	Kyle Sauers
	Title:	Chief Financial Officer